Exhibit 10.59

FIRST AMENDMENT TO THE BUNGE U.S. SERP
WHEREAS, Bunge Limited (the “Company”) adopted the Bunge U.S. SERP (“Plan”) to provide pension benefits for certain employees of the Company whose pension benefits under the Bunge U.S. Pension Plan (“Pension Plan”) were limited pursuant to the Code and the provisions of the Pension Plan based on the definition of compensation used for benefit accrual purposes; and

WHEREAS, the Pension Plan has been amended to freeze all accruals as of December 31, 2022;
and

WHEREAS, Section IV(a) of the Plan provides that the Plan may be amended at any time by the Compensation Committee of the Board of Directors of the Company (“Committee”); and

WHEREAS, the Committee previously approved an amendment to the Plan to freeze the Plan and provide that no additional benefits under the Plan will accrue after December 31, 2022; and

WHEREAS, pursuant to authority delegated by the Committee to the officers of the Company, the Company desires to amend the Plan to provide for such freeze of accruals as of December 31, 2022.

NOW, THEREFORE, effective December 31, 2022, the Plan is amended as follows:

1.    The following sentence is added to the end of Section I(a):

“Effective December 31, 2022, the Pension Plan is frozen. No additional benefits shall accrue under this Plan after December 31, 2022.”

2.    The following sentence is added to the Section III(a):

“Effective December 31, 2022, the Pension Plan is frozen. No additional benefits shall accrue under this Plan after December 31, 2022. For the avoidance of doubt, no compensation paid or service performed after December 31, 2022 shall result in an additional accrual of benefits under this Plan. A Participant’s benefit accrued as of December 31, 2022 shall be paid at the time and in the form otherwise provided under the Plan.”

IN WITNESS WHEREOF, the Company has caused this Plan amendment to be executed by a duly authorized officer as of the date below.

BUNGE LIMITED

By: /s/ Lisa Ware-Alexander	By: /s/ Joseph Podwika
Title: Secretary	Title: EVP and Chief Legal Officer
Date: 12/22/2022	Date: 12/23/2022